Exhibit 99.1

375 Saxonburg Boulevard Saxonburg, Pennsylvania 16056 Telephone (724)352-4455

II-VI Incorporated Announces Results of Shareholders’ Meeting

and Board of Director and Officer Appointments

PITTSBURGH, PA – November 4, 2016 (GLOBE NEWSWIRE) — II-VI Incorporated (Nasdaq:IIVI) announced the results of its Annual Meeting of Shareholders held on Friday, November 4, 2016.

The following proposals submitted to the shareholders were approved:

•	Election of Francis J. Kramer, Wendy F. DiCicco, Shaker Sadasivam to the Company’s Board of Directors for a three-year term;

•	The non-binding advisory proposal regarding the Company’s executive compensation; and

•	Ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017.

The Company’s Board of Directors reappointed Francis J. Kramer to serve as the Board’s Chairman and Marc Y.E. Pelaez to serve as the Board’s Lead Independent Director.

The Company’s Board of Directors appointed the following directors to serve as members of the various committees of the Board of Directors:

•	Audit Committee

Joseph J. Corasanti, Chair

Wendy F. DiCicco

Shaker Sadasivam

William A. Schromm

Howard H. Xia

•	Compensation Committee

Wendy F. DiCicco, Chair

Joseph J. Corasanti

Marc Y.E. Pelaez

William A. Schromm

•	Corporate Governance and Nominating Committee

Marc Y.E. Pelaez, Chair

Joseph J. Corasanti

Shaker Sadasivam

Howard H. Xia

– more –

II-VI Incorporated

November 4, 2016

•	Subsidiary Committee

Howard H. Xia, Chair

Joseph J. Corasanti

Francis J. Kramer

Marc Y.E. Pelaez

The Company’s Board of Directors also elected the following individuals as executive officers of the Company:

Vincent D. Mattera, Jr.	President and Chief Executive Officer
Giovanni Barbarossa	Chief Technology Officer and President, Laser Solutions Segment
Walter R. Bashaw II	Interim General Counsel and Secretary
Gary A. Kapusta	Chief Operating Officer
Mary Jane Raymond	Chief Financial Officer, Treasurer and Assistant Secretary
David G. Wagner	Vice President, Human Resources

About II-VI Incorporated

II-VI Incorporated, a global leader in engineered materials and opto-electronic components is a vertically integrated manufacturing company that develops innovative products for diversified applications in the industrial, optical communications, military, life sciences, semiconductor equipment, and consumer markets. Headquartered in Saxonburg, Pennsylvania, with research and development, manufacturing, sales, service and distribution facilities worldwide, the Company produces a wide variety of application-specific photonic and electronic materials and components, and deploys them in various forms including integrated with advanced software to enable our customers’ success.

CONTACT:	II-VI Incorporated Mary Jane Raymond, Chief Financial Officer, Treasurer and Assistant Secretary (724) 352-4455 maryjane.raymond@ii-vi.com

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